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                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                                LICENSE AGREEMENT

        THIS AMENDED AND RESTATED LICENSE AGREEMENT (this "Agreement") is entered into this 27th day of September, 2000, by and between SHONEY'S, INC. (successor to Shoney's Investments, Inc.), a Tennessee corporation with offices at 1727 Elm Hill Pike, Nashville, Tennessee 37210 ("Licensor"), and SHOLODGE FRANCHISE SYSTEMS, INC., (formerly known as Shoney's Lodging, Inc.), a Tennessee corporation with offices at 130 Maple Drive North, Hendersonville, Tennessee 37075 ("Licensee"). SHOLODGE, INC., (formerly known as Gulf Coast Development, Inc.), a Tennessee corporation with offices at 130 Maple Drive North, Hendersonville, Tennessee 37075 and the parent corporation of Licensee ("ShoLodge"), is executing this Agreement for the purposes set forth herein.

                               W I T N E S S E T H

        WHEREAS, Shoney's Investments, Inc. and Licensee entered into that certain License Agreement on October 25, 1991 (the "License Agreement") pursuant to which Licensor granted to Licensee a license to use certain service marks of Licensor; and

        WHEREAS, Shoney's Investments, Inc. and Licensee previously amended the License Agreement pursuant to Amendment No. 1 to License Agreement dated September 16, 1992, Amendment No. 2 to License Agreement dated March 18, 1994, Amendment No. 3 to License Agreement dated March 13, 1995, Amendment No. 4 to License Agreement dated June 26, 1996 and Amendment No. 5 to License Agreement dated October 25, 1996; and

        WHEREAS, SHN Investments, LLC subsequently succeeded to all of the right, title and interest of Shoney's Investments, Inc. in and to the License Agreement and the Licensed Marks (as defined herein); and

        WHEREAS, on or about August 30, 2000, SHN Investments LLC converted to a corporation, Captain D's, Inc.; and

        WHEREAS, on or about September 19, 2000, Captain D's, Inc. transferred the Licensed Marks (as defined herein) and all of its right, title and interest therein (including, without limitation, the License Agreement) to Licensor; and

        WHEREAS, the Licensor and Licensee now desire to further amend and restate their agreements contained in the License Agreement, as previously amended;

                                      TERMS

        NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:


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                                 I. DEFINITIONS

        Section 1.1. Motel. "Motel" shall mean first class limited-service motor hotels intended to provide moderately priced motel rooms primarily for business persons and vacationers which are owned, operated or franchised by Licensee under the Licensed Marks.

        Section 1.2. Term. "Term" shall mean a period commencing on the date of this Agreement and, unless sooner terminated as provided for herein, continuing until the expiration of the last license agreement entered into between Licensee and any of its franchisees for the operation of Motels.

        Section 1.3. Licensed Marks. "Licensed Marks" shall mean the service mark "SHONEY'S INN" and design which was registered on February 16, 1982 with the United States Patent and Trademark Office (the "USPTO") at Registration No. 1,190,289, the service mark "SHONEY'S INN" (block letters) which was registered on August 4, 1992 with the USPTO at Registration No. 1,705,676, and the service mark "SHONEY'S INN & SUITES" (block letters) which was registered on October 22, 1996 with the USPTO at Registration No. 2,011,023, and all common law rights therein. Copies of the certificates of registration for the Licensed Marks are attached hereto as Exhibit A. Should Licensor register with the USPTO additional or different versions of the name "Shoney's Inn," Licensor agrees to notify Licensee of such registration(s). Licensor and Licensee agree to thereafter appropriately amend this Agreement so as to grant Licensee the same rights with respect to such additional or different versions of such name as Licensee is granted hereunder with respect to the Licensed Marks.

        Section 1.4. Territory. "Territory" shall mean the United States of America, with the exception of those geographic areas described in Exhibit B attached hereto and incorporated herein by reference. At such time as Licensor or its affiliates obtain the right to use the name "Shoney's Inn" in connection with lodging facilities in the excluded areas described in Exhibit B, such excluded areas shall then be deemed included in the Territory. Further, at such time as "Shoney's" restaurants are being operated or franchised in any foreign country by Licensor or Licensor's affiliates, and the Licensed Marks have been registered or otherwise protected in such foreign country, Licensor agrees to notify Licensee of such registration or protection. Licensor and Licensee agree to thereafter appropriately amend this Agreement so as to include such foreign country within the Territory.

                 II. REPRESENTATIONS AND WARRANTIES OF LICENSOR

        Section 2.1. Ownership. Except as disclosed on Exhibit B, Licensor owns the Licensed Marks free and clear of all liens, security interests, encumbrances, claims, ownership interest, pledges, charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise. Except for the rights of Licensee and its franchisees granted pursuant to the terms of this Agreement and the rights



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reserved to the Licensor hereunder, no other person has any right to use the
Licensed Marks.

                              III. GRANT OF LICENSE

        Section 3.1. Grant. Licensor hereby grants to Licensee, during the Term, the non-exclusive right and license to use and license the use of the Licensed Marks in the Territory, and Licensee hereby undertakes to use and license the use of the Licensed Marks in conjunction with the advertising, franchising, management and operation of Motels. This license is granted for use only in connection with the operation of Motels and only for use of the Licensed Marks as a service mark to promote the services of Motels. Licensor agrees that, during the Term of this Agreement, Licensor will not use or license others to use the Licensed Marks in connection with lodging facilities of any type. During the Term, Licensee shall be the exclusive entity from which to obtain the right to operate a lodging facility utilizing the Licensed Marks.

        Section 3.2. Reservation of Rights. No license or other right is granted, by implication or otherwise with respect to any name, trade name, trademark or service mark other than the Licensed Marks, whether or not such may be similar to the Licensed Marks. Nothing in this Agreement shall restrict Licensor and its affiliates and subsidiaries or their respective licensees from using or licensing others to use the name "Shoney's" in connection with any services other than lodging or motel services (including, without limitation, restaurant services) or in connection with any goods. Licensor and its affiliates also reserve the right to use the Licensed Marks in "Shoney's" restaurant menus and in advertisements for "Shoney's" restaurants to indicate that a "Shoney's" restaurant operated or franchised by Licensor or its affiliates is located in close proximity to a "Shoney's Inn" or "Shoney's Inn & Suites" motel operated or franchised by Licensee.

                           IV. OBLIGATIONS OF LICENSEE

         Section 4.1.  Trademarks, Trade Names and Service Marks.

        (a) Licensee agrees that nothing contained in this Agreement shall give Licensee any right, title or interest in the Licensed Marks or any other trade names, trademarks or service marks owned by Licensor or Licensor's affiliates which terms shall include, but not be limited to, any words, symbols, designs, insignias, devices, or combinations thereof used to identify Licensor and the products or services sold by it or its affiliates (except the right to use and license the use of the Licensed Marks in accordance with the terms of this Agreement). Licensee also agrees that the Licensed Marks and said trade names, trademarks and service marks are the sole property of Licensor or its affiliates and Licensee agrees, and agrees to require each of its franchisees to agree, not to raise or cause to be raised any questions concerning, or objections to, the validity of the Licensed Marks or any other mark owned by Licensor or its affiliates and used in connection with the Licensed Marks on any grounds



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whatsoever. Except to the extent expressly permitted in Section 4.3(d) hereof,
Licensee agrees not to use or permit the use of any trade names, trademarks or service marks other than those included in the Licensed Marks in connection with Motels using the Licensed Marks without first obtaining the prior written consent of Licensor. If local laws or ordinances require that Licensee or its franchisees file an application to do business under an assumed name or otherwise file any document indicating that any of the Licensed Marks or any other name included in any of the Licensed Marks, is being used as a fictitious or assumed name, Licensee will include, and will require its franchisees to include, in such filing or application a statement that the filing is made "as a licensee (or sublicensee) of SHN Investments, LLC, Nashville, Tennessee." Licensee shall place, and will require each of its franchisees to place, the symbol (R), or other symbols or words as Licensor may designate to protect the Licensed Marks, on all surfaces where the Licensed Marks appear.

        (b) Licensee will not seek, and agrees to require each of its franchisees not to seek, to register, re-register, or assert any claim to or ownership of, or otherwise appropriate to itself the Licensed Marks or any other trade name, trademark, service mark or name similar thereto, or the goodwill symbolized by any of the foregoing, except insofar as such action inures to the benefit of and has the prior written approval of Licenser. Upon termination or cancellation of this Agreement, whether by lapse of time, default or otherwise, Licensee agrees to discontinue within thirty (30) days following such termination or cancellation all use of the Licensed Marks and to remove all copies, replicas, reproductions or simulations thereof from Licensee's places of business and to take all necessary steps to assign, transfer or surrender to Licensor or otherwise place in Licensor or its designee title to all such marks which Licensee may have used during the term of this Agreement or any renewal or extension thereof.

        (c) Licensee shall not use and shall not permit the use of any name or word included in the Licensed Marks or any other trade name, trademark or service mark of Licensor or any names or words similar thereto in a corporate or other name without the prior written consent of Licensor; provided, however, that to the extent that Licensee is permitted to use such a name and to qualify to do business in any state under such name, in the event that Licensor or its affiliates is unable to qualify to do business under any similar corporate name in any state as a result of the prior qualification of Licensee, Licensee agrees to execute such documents as may be necessary or appropriate to permit the qualification of Licensor or its affiliates. Licensee also acknowledges and agrees that any such permission may be conditioned upon Licensee taking other actions (including, without limitation, the use of appropriate legends and disclaimers) that may be required by Licensor and such permission, once given, may be revoked at any time without affecting any of the rights and obligations of either of the parties under this Agreement.

        (d) Licensee shall promptly inform Licensor in writing of any infringement of any of the Licensed Marks or any act of unfair competition relating to any of the Licensed Marks against Licensor, or its affiliates, or Licensee as to which Licensee has knowledge. Licensee shall make such demands, serve such notices, orally or in writing, or institute such legal action as is necessary or appropriate to protect the Licensed



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Marks from any acts of infringement and/or unfair competition; provided, however, that Licensee shall not, and shall not permit any of its franchisees to, compromise or settle any controversy with respect to any such infringement or unfair competition without first obtaining Licensor's written consent. Notwithstanding Licensee's obligations with respect to any acts of infringement and/or unfair competition, Licensor shall have the right, at its expense, to institute and/or intervene in and assume the control of, negotiate, compromise, settle, dismiss, appeal or otherwise handle any such action and take such steps as it may deem advisable to protect the Licensed Marks from any acts of infringement and/or unfair competition and to join Licensee (with Licensee being responsible for its expenses, including its reasonable attorneys fees) as a party to any such action to which Licensor may be a party and to which Licensee is or would be a necessary or proper party, but nothing herein shall be construed to obligate Licensor to seek recovery of costs or damages of any kind in any such litigation, the assertion or waiver of such claims being within the sole discretion of Licensor. The costs of any such action shall be paid by Licensor and any recovery obtained from such infringers, after reimbursing Licensor for its costs and expenses in pursuing such action, shall be divided equally between Licensor and Licensee.

         (e) In the event that Licensor determines, in its sole discretion, to seek federal or state registration of any trade names, trademarks or service marks included in any of the Licensed Marks, Licensee agrees to cooperate with and assist Licensor in such registration. Licensor shall bear the cost of any such registration. Any and all use of the Licensed Marks by Licensee, or its franchisees, under this Agreement shall inure to the benefit of Licensor.

        Section 4.2.  Approvals Required.

         (a) Licensee shall display and shall require that its franchisees display the Licensed Marks only in the styles, shapes, colors and forms set forth in Exhibit C, attached hereto and incorporated herein by reference, in all signs, literature, packages, labels, artwork, advertising or promotional materials prepared by or for Licensee or its franchisees. Any alteration or deviation from the displays set forth in Exhibit C must be approved in advance by Licensor. Licensor shall have thirty (30) days to approve or disapprove such alterations or deviations. If Licensor fails to notify Licensee in writing of its objection to such alterations or deviations within such thirty (30) day period, such alterations or deviations shall be deemed to have been approved. Licensee shall require that each of its franchisees agree to allow Licensor or its authorized representative at any time to enter upon the premises of any Motel and remove any signs or advertising materials that display the mark in a manner that has not been approved. Licensee agrees to refrain, and to require its franchisees to refrain, from using the Licensed Marks in any fashion which would cast disfavor upon the Licensor. Licensee will permit, and require its franchisees to permit, Licensor or its authorized representatives to inspect the premises of all Motels during business hours for the purpose of ascertaining or determining compliance with the terms of the Agreement.

         (b) Licensee shall submit to Licensor, for Licensor's prior approval, any form of franchise or license agreement, offering circular or other promotional materials that



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Licensee intends to utilize in the franchising of the Motels. All fees, royalties and advertising fees required to be paid by franchisees to Licensee shall be determined by Licensee in its sole and absolute discretion. Licensee shall immediately cease use of any form of franchise or license agreement, offering circular or other promotional materials to which Licensor objects. Licensor shall not object to a form of agreement, offering circular or other promotional items because of the fees, royalties, advertising fees or similar financial obligations proposed to be charged thereunder. Approval of such form of agreements, offering circular or other promotional materials shall not be unreasonably withheld or delayed. Licensor shall have thirty (30) days to approve such forms, offering circulars or other promotional materials. If Licensor fails to notify Licensee in writing of its objection to such forms, offering circulars or other promotional materials within such thirty (30) day period, such forms, offering circulars or other promotional materials shall be deemed to have been approved.

        Section 4.3.  Operation of Motels.

         (a) Upon Licensor's request, Licensee shall provide to Licensor, within ten (10) days following such request, copies of all agreements entered into between Licensee and its franchisees.

         (b) Licensee shall operate, and cause its franchisees to operate, all Motels in compliance with all applicable governmental laws, ordinances and regulations.

         (c) Licensee shall maintain and operate, and cause its franchisees to maintain and operate, all Motels in good condition and repair and in a proper and businesslike manner, and use its best efforts to maintain, or cause its franchisees to maintain, a clean, quiet, and respectable atmosphere therein and do, or cause its franchisees to do, such redecoration, repairing and restoration as from time to time may be required to continue to meet such standards.

         (d) Licensee shall not, and shall not permit any of its franchisees to, offer or provide any food or food service for either on or off premises consumption at any Motel, without the prior written consent of Licensor, except as provided in this Section 4.3(d).

             (1) With regard to Motels operated by Licensee or its franchisees as of September 27, 2000 (the "Effective Date") and which, as of the Effective Date, are not adjacent to an operating Shoney's Restaurant ("Non-Adjacent Motels"), Licensor agrees that Licensee and its franchisees may operate a full service restaurant inside the Motel building or adjacent thereto (a "Motel Restaurant"). Each Motel Restaurant shall be operated under a name that is different from and not confusingly similar to any of the Licensed Marks or any other trademark or service mark owned by Licensor. Each Motel Restaurant shall display the notice "[Name of Motel Restaurant] has no affiliation with Shoney's Restaurants or Shoney's, Inc." in prominent public view on a wall plaque in the Motel Restaurant, on all eat-in and carry-out menus and on any advertising materials



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                      (excluding billboards and signage) for the Motel
                      Restaurant. Any advertising or promotional materials, billboards or exterior signage that indicates or suggests that a restaurant is operated within a Non-Adjacent Motel shall display the name of the Motel Restaurant in a type font, script and colors that are different and distinguishable from those in which the Licensed Marks appear and shall be sufficiently separated from the Licensed Marks to avoid the appearance that the Motel Restaurant name is a part of any Licensed Mark.

             (2) Without limiting the provisions of Section 4.3(d)(1), Licensee and its franchisees shall be allowed to: (i) operate in any Motel vending machines selling soft drinks, coffee, snacks and similar items; (ii) serve guests on a complimentary basis during breakfast hours (from 6:00 a.m. to 10:00 a.m.) coffee, juice, tea and similar breakfast beverages and hot or cold continental breakfast foods consisting of breads, fruits, cereals, waffles, pancakes, pop tarts and other items popularly known as "continental breakfast" foods; provided, however, that, with regard to Motels operated by Licensee or its franchisees as of the Effective Date which, as of that date, are adjacent to a Shoney's Restaurant ("Adjacent Motels"), except as provided above, in no event shall the term "continental breakfast foods" be deemed to include any other hot breakfast foods including, without limitation (x) any meat or meat products (including pork and pork products); and
                      (y) eggs; and (iii) hire a caterer or to assist in hiring a caterer to serve special menu items to specific banquet/convention groups meeting at any Motel; provided, however, neither Licensee nor its franchisees shall be permitted to operate at any Adjacent Motel a full service kitchen or to prepare food for such banquet/convention group at any Adjacent Motel (other than preparation by the caterer incidental to the serving of such food). No food products showing brand names (such as Dunkin' Donuts) shall be allowed at any Adjacent Motel, although brand name products may be used as long as the brand name itself is not displayed. The intent of this Section 4.3(d)(2) is that Licensee and its franchisees may serve the breakfast items described herein in Adjacent Motels only for the convenience of guests and must not be perceived as serving food prepared by, or in competition with, a "Shoney's Restaurant" except as expressly provided in this Section 4.3(d). Licensee agrees, and shall require its franchisees to agree, to place menus for the adjacent "Shoney's Restaurant" (which must be approved by Licensor and any expense borne by the adjacent restaurant operator) in each guest room of all Adjacent Motels and shall not allow any other restaurant or food service organization to place promotional material in the guest rooms of any Adjacent Motels, without the prior written consent of Licensor.



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             (3)      Each new Motel opened for business after the Effective
                      Date by Licensee or its franchisees shall be classified as either an Adjacent Motel or Non-Adjacent Motel based upon whether the Motel is adjacent to a Shoney's Restaurant on the date that it opens for business.

             (4) In the event that the Shoney's Restaurant adjacent to an Adjacent Motel shall close for more than one hundred and eighty (180) consecutive days, such Adjacent Motel shall thereafter become a Non-Adjacent Motel for purposes of this Section 4.3(d).

             (5) For purposes of this Section 4.3(d), the words "adjacent to" shall mean within a one mile radius.

        (e) Licensee shall: (i) employ, and cause its franchisees to employ, only suitable individuals of good moral character who will at all times conduct themselves in a competent and courteous manner; and (ii) use, and cause its franchisees to use, best efforts to ensure that its or their employees maintain a neat and clean appearance and render competent, sober and courteous service to patrons of the Motels. Licensor, however, shall have no control over employees of Licensee or of its franchisees, including their hours of work, wages and the hiring and firing of the same.

        (f) Subject to the restrictions set forth in this Agreement which are designed solely to protect the Licensed Marks and any other trade names, trademarks and service marks of Licensor and its affiliates, Licensor shall have no control over the business affairs of the Licensee or its franchisees, all of whom are independent contractors. Licensee shall have the exclusive authority and responsibility to determine the mode and method of franchising, advertising, merchandising, promoting, and selling all Motel services subject to this Agreement, and the exclusive authority to set the prices, discounts, and terms of sale to all customers. All expenses of development, franchising and operation of the Motels shall be borne solely by Licensee and its franchisees.

        Section 4.4. Dealing with Third Parties. Any and all purchases of goods or services made by Licensee, or its franchisees, for the Motels shall be on purchase orders bearing the corporate (or other) name of the Licensee, or its franchisee, and shall include the address of Licensee or its franchisee. Only with the consent and prior written approval of Licensor under the same conditions as are set forth in Section 4.1(c) above may any of the Licensed Marks appear on or be referred to on any such purchase orders, but no reference to Licensor or Licensor's affiliates shall appear on any such purchase orders. Licensee shall take such additional steps as Licensor may reasonably require to establish the independent contractor status of Licensee and its franchisees.

        Section 4.5. Notice of License. Licensee shall display, and cause its franchisees to display, at any Motel, in prominent public view a plaque, in such form and size as are acceptable to Licensor, stating the name and address of Licensee, or Licensee's franchisee, as applicable, identifying Licensee or the franchisee, as applicable, as the



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owner and operator of the Motel, indicating Licensee's, or such franchisee's, status as an independent contractor and stating that Licensee, or such franchisee, is using the Licensed Marks under a license agreement.

        Section 4.6. Compliance with Laws. Licensee agrees to comply, and to cause its franchisees to comply, with the requirements of all applicable laws or regulations (whether federal, state or local) from time to time in effect in the Territory, including, without limitation, regarding the offer and/or sale of franchises or relating to the business relationship between a franchisor and its franchisees. Licensee, at its expense, also agrees to take such actions as are necessary to disclose the relationship between Licensee and Licensor or Licensor's affiliates and/or register, as necessary, Licensor under or pursuant to any such laws. Licensee shall promptly provide Licensor with copies of any final franchise offering circulars or other documents for Motels that are prepared and/or submitted in order to comply with any such laws or regulations.

       Section 4.7. Insurance and Indemnification. Licensee shall be responsible for all expense, loss or damage originating from, or arising in connection with, the franchising of the Motels and for all claims or demands for damages allegedly resulting therefrom, and Licensee agrees to defend, indemnify and hold Licensor harmless from and against any and all losses, liabilities, damages, costs, expenses (including, but not limited to, any attorneys fees incurred by Licensor) and claims arising from or in any way related to: (1) any alleged injury or damage to any person or property occasioned by any alleged act or acts, omissions or commissions of Licensee or of any of its franchisees or their respective agents, employees or contractors with respect to, or arising out of, or related to the use, occupancy or operation of any of the Motels; (2) this Agreement; (3) any agreement (or alleged breach thereof) between Licensee and any franchisee; or (4) any of the franchising activities of Licensee or of any of its agents, employees or contractors (including, without limitation, any guaranties previously executed by Licensor or its affiliates for the obligations of Licensee under its franchise agreements); provided, however, that Licensee shall not be required to defend, indemnify or hold Licensor harmless from or against any losses, liabilities, damages, costs, expenses or claims arising from or in any way related to: (1) any act or event or series of acts or events which occurred prior to October 25, 1991; or (2) any breach of this Agreement by Licensor. Licensee shall at all times carry, and cause its franchisees to carry, fire and extended coverage insurance covering any Motel's building, equipment and inventory in the amount of the full insurable value of such property. Licensee also agrees to secure, at its own cost, and to require each of its franchisees to secure, a comprehensive public liability policy with such limits as Licensor shall from time to time determine, which limits shall not be less than $500,000 for bodily injury to any one person and $1,000,000 for bodily injury in any one occurrence and $500,000 for property damage, and which shall further specifically insure Licensee's obligation to indemnify Licensor hereunder, and, in the case of a franchisee, shall specifically insure the franchisee's obligation to indemnify Licensor under that franchisee's agreement. Licensee agrees that Licensor shall be named as an additional insured under each of said policies. All such policies shall contain endorsements requiring the insurance company to give Licensor at least thirty (30) days written notice before terminating, cancelling or making any changes in any such policy. Licensee shall also secure, and cause its franchisees to secure, at their



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own costs, such workers' compensation insurance policy covering all of their respective employees as is required by local law. If Licensee at any time fails or refuses, or fails or refuses to require its franchisees, to maintain any insurance coverage required by Licensor or to furnish satisfactory evidence thereof, Licensor, at its option and in addition to its other rights and remedies hereunder, may, but need not, obtain such insurance coverage on behalf of Licensee (or its franchisees), and Licensee shall pay to Licensor on demand any costs and premiums incurred by Licensor in connection therewith. Notwithstanding the existence of such insurance, Licensee, as agreed above, is and shall be, and shall require its franchisees to be, responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Licensee's (or the franchisee's, as the case may be) business and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom.

        Section 4.8.  Assignment.

         (a) Licensee shall not sublicense (except to a franchisee as permitted herein), sell, assign, transfer, convey or encumber its rights and obligations hereunder or suffer or permit any such assignment, transfer or encumbrance to occur by operation of law without the prior express written consent of Licensor. In the event Licensee is a corporation, limited partnership, business trust, partnership or similar association, the shareholders, limited partners, beneficiaries, partners or investors, as the case may be, may not sell, assign or otherwise transfer their shares or interests in such corporation, limited partnership, business trust, partnership or similar association, without the prior written consent of Licensor. In the event Licensee is a corporation, all stock certificates shall have conspicuously endorsed upon them a legend in substantially the following form:

        "A transfer of this stock is subject to the terms and conditions of an Amended and Restated License Agreement between Shoney's, Inc. and ShoLodge Franchise Systems, Inc. dated the 27th day of September, 2000, as amended.

         Licensor agrees that it will not unreasonably withhold its consent to a sale, assignment, transfer or conveyance contemplated by this paragraph to a person or entity who has experience in the operation of motels and who is, in the sole judgment of Licensor, of good character and reputation and capable, financially and otherwise, of performing the duties and obligations of Licensee hereunder. Any approval by Licensor of such transfer or assignment shall be subject to the assignee's agreement in writing to assume and perform all of the transferor's duties and obligations hereunder.

         (b) In the event of the death of the Licensee or if the Licensee is a corporation or similar entity, then in the event of the death of any stockholder, investor or similar person of Licensee, Licensor shall not unreasonably withhold its consent to a transfer or assignment of Licensee's interest herein, or if Licensee is a corporation, the transfer of the deceased stockholder's stock in such corporation to a descendant, heir or legatee of the decedent, who shall in the sole judgment of Licensor be capable of performing the duties and obligations of Licensee hereunder, or to a responsible bona fide purchaser acceptable



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to Licensor. Any approval by Licensor of such transfer or assignment shall be subject to the assignee's agreement in writing to assume and perform all of the transferor's duties and obligations hereunder.

         (c) In the event that a sale, assignment, transfer or conveyance of the stock of Licensee by the shareholder of Licensee is approved in accordance with
Section 4.8(a) above, Licensor will (i) amend this Agreement to delete (A) the provisions of Section 7.2 hereof pertaining to defaults caused by ShoLodge and
(B) all other references to ShoLodge, including, without limitation, those in Sections 6.1, 6.2, 6.4, 6.5, and 7.3 hereof, and to make conforming amendments in connection with such deletions, and (ii) terminate and cancel the Guaranty Agreement except for obligations guaranteed by ShoLodge thereunder relating to events occurring prior to the effective date of such sale, assignment, transfer or conveyance.

        Section 4.9.  Miscellaneous.

        (a) Whenever this Agreement requires Licensee to require any action or inaction on the part of any of its franchisees, Licensee shall not be required to require such action or inaction on the part of its franchisee if the license agreement between Licensee and its franchisee does not allow Licensee to require such action or inaction of the franchisee; provided, however, this shall not excuse Licensee if Licensee, without the consent of Licensor, has amended or modified (through conduct or otherwise) such license agreement to delete Licensee's ability to impose such requirement.

        (b) Whenever Licensor's consent is required under this Agreement, a request for consent shall be made by Licensee in writing addressed to the Secretary of Licensor and written approval may be given by the Secretary, Treasurer or Chief Financial Officer of Licensor.

                   V. RELATIONSHIP WITH SHOLODGE AND SECURITY
                                 FOR OBLIGATIONS

        Section 5.1. Ownership of Licensee. Effective as of the date of this Agreement, ShoLodge is the owner of all of the issued and outstanding voting equity securities of Licensee.

        Section 5.2. Guaranty of ShoLodge. ShoLodge has executed a Guaranty Agreement (as amended, the "Guaranty Agreement"), guaranteeing the obligations of Licensee under this Agreement.

                       VI. REPRESENTATIONS AND WARRANTIES.

        Section 6.1. Corporate Existence. ShoLodge and Licensee will cause to be done at all times all things necessary to maintain and preserve the corporate existence, rights, and franchises of ShoLodge and Licensee, and subject to the provisions of

Section 4.8, ShoLodge will continue to own and hold, directly or indirectly, free and clear of all security interests, all of the outstanding shares of capital stock of Licensee.

        Section 6.2. Qualification. ShoLodge and Licensee will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as foreign corporations in each jurisdiction where the nature of their business makes such qualification necessary and where the failure to so qualify might have a material adverse effect on the operations of ShoLodge or Licensee.

         Section 6.3. Business Activities. Licensee shall not engage in any business activity except the business of operating and franchising restaurants and motels and such other activities as its Board of Directors reasonably determines to be incidental or related thereto. Licensee further acknowledges that the Shoney's Inn System (which means the distinctive system of opening and operating limited service motor hotel operations providing the traveling public and others with a motor hotel service, including lodging and other accommodations, of a distinctive (three of the distinguishing features of which are its non--suite/"room only" service, its lack of food service and its price point in the marketplace) and high quality and provided under the name of "Shoney's Inn", which has been developed at a great expenditure of time, effort and money) has been developed for the benefit of Licensor and includes trade secrets of Licensor; and all material or other information regarding the Shoney's Inn System is to be held in confidence, and Licensee has no right to disclose any part of it to anyone who is not an employee of Licensor, Licensee or franchisees of Licensee, and shall take reasonable measures to protect the confidentiality thereof. Licensee understands and acknowledges the difficulty of ascertaining monetary damages and the irreparable harm that would result from breach of these covenants. Licensor shall be entitled to obtain an injunctive relief in addition to any other legal or equitable remedies it may have if Licensee fails to comply with the provisions contained herein.

          Section 6.4. Compliance with Law. ShoLodge and Licensee will exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a material adverse effect on the operations of ShoLodge or Licensee.

          Section 6.5. Liquidation, Dissolution, etc. ShoLodge and Licensee will not wind-up, liquidate, or dissolve themselves (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other person, or purchase or otherwise acquire all or substantially all of the assets of any person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or any part of their assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any person or persons, unless such transaction may occur without violating the provisions of Section 4.8 hereof.

                                VII. TERMINATION

        Section 7.1.  If Licensee shall:

        (a) Fail to perform any of the terms and conditions contained in this Agreement and such default shall continue for thirty (30) days after Licensor gives written notice of such default to Licensee or if the default cannot be reasonably corrected within such thirty (30) day period, then if the default is not corrected within such additional time as may be required assuming Licensee proceeds with reasonable diligence; provided, however, that such written notice and a reasonable time to correct defaults shall not be required if Licensee repeatedly fails to perform the same covenant or agreement in accordance with the terms and conditions contained herein; or

        (b) File a petition under any bankruptcy or reorganization laws, become insolvent, or have a trustee or receiver appointed by a court of competent jurisdiction for all or substantially all of Licensee's property; or

        (c) Seek to effect a plan of liquidation, reorganization, composition or arrangement of Licensee's affairs, whether or not the same shall be subsequently approved by a court of competent jurisdiction, it being understood that in no event shall this Agreement or any right or interest hereunder be deemed an asset in any insolvency, receivership, bankruptcy, composition, liquidation, arrangement or reorganization proceeding; or

        (d) Have an involuntary proceeding filed under any bankruptcy or reorganization laws or any other similar laws and not have such proceeding be dismissed within ninety (90) days thereafter; or

        (e) Make a general assignment for the benefit of creditors; or

        (f) Knowingly falsify any document required to be furnished to Licensor hereunder; or

        (g) Commit any acts of fraud or intentional misrepresentation with respect to the activities relating to any of the Licensed Marks; or

        (h) Conduct its business in a manner likely to impair Licensor's reputation, goodwill or name (including, without limitation, any of the Licensed Marks) and such conduct shall continue for thirty (30) days after Licensor gives written notice to Licensee to cease such conduct;

        Then, and in any of such events, Licensor, at its sole option and without prejudice to any and all of the other rights and remedies it may have hereunder or which may be provided by law, may terminate this Agreement by written notice to Licensee, and, except as expressly provided in this Agreement to the contrary, all rights of Licensee hereunder shall cease, and Licensee shall pay to Licensor all sums then due, together with any other damages suffered by Licensor as a result of such default, and, except as expressly provided in this Agreement to the contrary, Licensee shall have no further rights or claims hereunder. Licensee shall pay to Licensor in addition to any amounts found to be due and owing, all expenses incurred by Licensor as a result of any such default, including reasonable attorneys' fees. Such termination, however, shall not affect the obligation of Licensee hereunder to take action or abstain from taking action after the termination hereof.

        Section 7.2. If ShoLodge shall:

        (a) Fail to perform any of the terms and conditions contained in this Agreement or the Guaranty Agreement and such default shall continue for thirty
(30) days after Licensor gives written notice of such default to ShoLodge or if the default cannot be reasonably corrected within such thirty (30) day period, then if the default is not corrected within such additional time as may be required assuming ShoLodge proceeds with reasonable diligence; provided, however, that such written notice and a reasonable time to correct defaults shall not be required if ShoLodge repeatedly fails to perform the same covenant or agreement in accordance with the terms and conditions contained herein; or

        (b) File a petition under any bankruptcy or reorganization laws, become insolvent, or have a trustee or receiver appointed by a court of competent jurisdiction for all or substantially all of ShoLodge's property; or

        (c) Seek to effect a plan of liquidation, reorganization, composition or arrangement of ShoLodge's affairs, whether or not the same shall be subsequently approved by a court of competent jurisdiction, it being understood that in no event shall this Agreement or any right or interest hereunder be deemed an asset in any insolvency, receivership, bankruptcy, composition, liquidation, arrangement or reorganization proceeding; or

        (d) Have an involuntary proceeding filed under any bankruptcy or reorganization laws or any other laws and not have such proceeding be dismissed within ninety (90) days thereafter; or

        (e) Make a general assignment for the benefit of creditors; or

        (f) Commit any acts of fraud or intentional misrepresentation with respect to Licensor; or

        (g) Conduct its business in a manner likely to impair Licensor's reputation, goodwill or name (including, without limitation, any of the Licensed Marks) in any material respect and such conduct shall continue for thirty (30) days after Licensor gives written notice to Licensee to cease such conduct;

        Then, and in any of such events, Licensor, at its sole option and without prejudice to any and all of the other rights and remedies it may have hereunder or which may be provided by law, may terminate this Agreement by written notice to Licensee, and, except as expressly provided in this Agreement to the contrary, all rights of Licensee and/or ShoLodge hereunder shall cease, and Licensee shall pay to Licensor all sums then due, together with any other damages suffered by Licensor as a result of such default, and, except as expressly provided in this Agreement to the contrary, Licensee shall have no further rights or claims hereunder. Licensee shall pay to Licensor in addition to any amounts found to be due and owing, all expenses incurred by Licensor as a result of any such default, including reasonable attorneys' fees. Such termination, however, shall not affect the obligation of Licensee hereunder to take action or abstain from taking action after the termination hereof.

        Section 7.3. Certain Matters Not Defaults. The terms "plan of liquidation, reorganization, composition or arrangement" as used in Sections 7.1(c) and 7.2(c) shall not be construed to include a cessation of corporate existence resulting either from a merger or consolidation or a dissolution, winding up or liquidation following a transfer of all or substantially all of ShoLodge's or Licensee's assets in their entirety, or any other reorganization or arrangement under the conditions permitting such actions contained in Section
6.5 hereof.

        Section 7.4.  Effect of Termination.

        (a) On termination of this Agreement, whether by reason of lapse of time, default in performance or other cause or contingency, all of Licensee's rights hereunder shall immediately cease and Licensee shall (1) forthwith return to Licensor all material furnished by Licensor containing trade secrets, operating instructions or business practices, methods or procedures, (2) discontinue all use of the trade names, trademarks and service marks which are owned by Licensor and connected with the Shoney's Inn System (including, without limitation, the Licensed Marks), and the use of any and all signs and paper goods bearing such trade names, trademarks and service marks, or any reference whatever thereto, (3) not thereafter (i) operate or do business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force or that Licensee is connected in any way with Licensor, or has any right to use the Shoney's Inn System or the trade names, trademarks or service marks owned by Licensor and connected with the Shoney's Inn System; (ii) make use of or avail itself of any of the trade secrets of, or confidential information received from, Licensor or disclose or reveal any such confidential information or any portion thereof to anyone not employed by Licensor or its licensees; or (iii) assist anyone not licensed to use the Shoney's Inn System in the construction or equipping of any premises incorporating the distinctive features Licensor has originated and developed and which are identifying characteristics of businesses using the Shoney's Inn System; and (4) execute any and all documents required by Licensor which are necessary or appropriate to effectuate termination of Licensee's license and interest in and to the use of any and all trade names, trademarks or service marks connected with the Shoney's Inn System (including, without limitation, assignment of the Shoney's Inn 1-800 number).

        (b) The exercise of the right of termination shall not have the effect of waiving any damages to which Licensor might otherwise be entitled.

        (c) Upon termination of this Agreement, for any cause whatsoever, Licensee shall duly account to Licensor and transfer to it all rights which it may have to the Licensed Marks granted pursuant to the terms of this Agreement.

                              VIII. MISCELLANEOUS.

        Section 8.1. Relationship of the Parties. It is the express intention of the parties hereto that Licensee is and shall be deemed an independent contractor under this Agreement, and no partnership, joint venture or fiduciary relationship shall exist between Licensee and Licensor. This Agreement does not constitute Licensee as the agent, legal representative, or employee of Licensor for any purpose whatsoever, and Licensee is not granted any right or authority to assume or create any obligation for or on behalf of, or in the name of Licensor or in any way to bind Licensor. Licensee agrees not to incur or contract for any debt or obligation on behalf of Licensor, or commit any act, make any representation or advertise in any manner which may adversely affect any right of Licensor, or be detrimental to its reputation, goodwill or name.

         Section 8.2. Successors. This Agreement and the covenants, restrictions and limitations contained herein shall be binding upon and shall inure to the benefit of Licensor and its permitted successors and assigns and shall be binding on and inure to the benefit of Licensee and its permitted successors and assigns.

        Section 8.3. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the parties other than those set forth herein. Without limiting the foregoing, Licensee acknowledges that Licensor has made no representations to Licensee regarding the amount of profits Licensee may realize as a result of the operation and franchise of the Motels under the Licensed Marks. No agreement of any kind relating to the matters covered by this Agreement shall be binding upon any party unless and until the same is made in writing and executed by all interested parties.

        Section 8.4. Construction. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, and any other gender, as the context or sense of this Agreement or any provision hereof may require, as if such words had been fully and properly written in the appropriate number and gender.

        Section 8.5. Headings. Captions and section headings are used herein for convenience only. They are not part of this Agreement and shall not be used in construing it.

        Section 8.6. Notices, Payments. Whenever notice is required or permitted to be given under the terms of this Agreement, it shall be given in writing, and be delivered personally or by certified or registered mail or overnight delivery service, postage prepaid, addressed to the party for whom it is intended. All notices and any payments of any sums due hereunder shall be addressed to the party to be notified at the respective addresses set forth below, or at such other address or addresses as the parties may from time to time designate in writing.

                          TO LICENSEE:

                                 ShoLodge Franchise Systems, Inc.
                                 130 Maple Drive North
                                 Hendersonville, Tennessee 37075
                                 Attention: Leon Moore, President

                          WITH A COPY TO:

                                 Boult Cummings Conners & Berry, PLC
                                 Suite 1600, Bank of America Plaza
                                 Nashville, TN 37219
                                 Attention: Patrick L. Alexander

                          TO LICENSOR:

                                 Shoney's, Inc.
                                 1727 Elm Hill Pike
                                 Nashville, Tennessee 37210
                                 Attention: Secretary

                          WITH A COPY TO:

                                 Dinsmore & Shohl LLP
                                 Suite 1100, Bank of America Plaza
                                 Nashville, TN 37219
                                 Attention: Gary M. Brown

                          TO SHOLODGE:

                                 ShoLodge, Inc.
                                 130 Maple Drive North
                                 Hendersonville, Tennessee 37075
                                 Attention: Leon Moore, President

        Section 8.7. Applicable Law. The terms of this Agreement shall be interpreted and construed in accordance with the laws of the State of Nevada.

        Section 8.8. Waiver. No waiver, delay, omission or forbearance on the part of the Licensor to exercise any right, option, duty or power arising from any default or breach by Licensee shall affect or impair the rights of Licensor with respect to any subsequent default of the same or a different kind.

        Section 8.9. Severability. If any term, restriction or covenant of this Agreement is deemed invalid or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed invalid or unenforceable, the application of such terms, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

        Section 8.10. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this agreement all as of the day and date first above written.

LICENSOR:                           LICENSEE:

SHONEY'S, INC.                      SHOLODGE FRANCHISE SYSTEMS, INC.



By: Ted R. Habermann                By:  John C. Buttolph

Title: Assistant Secretary          Title:  President



                                    SHOLODGE, INC.



                                    By: Jim Grout

                                    Executive Vice President

                                    EXHIBIT A
                                       TO
                              AMENDED AND RESTATED
                                LICENSE AGREEMENT









                           SERVICE MARK REGISTRATIONS
                                  (Section 1.3)

                                    EXHIBIT B
                                       TO
                              AMENDED AND RESTATED
                                LICENSE AGREEMENT
                                  (Page 1 of 3)

                            EXCLUSIONS FROM TERRITORY
                                  (Section 1.4)

         There is hereby excluded from the Territory the following areas:

1. In the State of Tennessee: Carter County, Cocke County, Greene County, Hawkins County, Johnson County, Sullivan County and Washington County.

2.       In the State of Virginia:

         (a) Gloucester County, Isle of Wight County, James City County, Mathews County, Northampton County, Smyth County, Southampton County, Surry County, Sussex County, Washington County, Wythe County and York County.

         (b) City of Chesapeake, City of Hampton, City of Newport News, City of Norfolk, City of Portsmouth, City of Saluda, City of Suffolk, City of Virginia Beach, City of West Point, City of Williamsburg and City of Yorktown.

         Otherwise, the Territory consists of the entire United States of America, subject to the rights of Licensee's franchisees and licensees and subject to the rights, if any, of the parties to the following agreements:

1. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Mobile, Alabama Metropolitan Area, specifically Mobile and Baldwin Counties, as amended by letters dated April 9, 1982 and April 15, 1982, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

2. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Nashville, Tennessee Metropolitan Area, including Davidson, Sumner, Wilson, Williamson and Rutherford Counties, as amended by letters dated April 9, 1982 and April 15, 1982, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

3. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Baton Rouge, Louisiana Metropolitan Area, specifically East Baton Rouge and West Baton Rouge Parishes, as amended by letters dated

                                    EXHIBIT B
                                       TO
                              AMENDED AND RESTATED
                                LICENSE AGREEMENT
                                  (Page 2 of 3)

         April 9, 1982 and April 15, 1982, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

4. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Kansas City, Missouri/Kansas, Metropolitan Area, within a 20-mile radius of downtown Kansas City, Missouri, as amended by letters dated April 9, 1982 and April 15, 1982,and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

5. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the State of Mississippi Gulf Coast Area (Gulfport, Biloxi and Pascaquela, Mississippi), as amended by letters dated April 9, 1982 and April 15, 1982, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

6. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Charleston, South Carolina Metropolitan Area, within a 20-mile radius of downtown Charleston, South Carolina, as amended by letters dated April 9, 1982, April 15, 1982 and May 1, 1986, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

7. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the Columbia, South Carolina Metropolitan Area, within a 15-mile radius of downtown Columbia, South Carolina, as amended by letters dated April 9, 1982, April 15, 1982 and May 1, 1986, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

8. Reserved Area Agreement dated April 9, 1982 among Shoney's, Inc., Shoney's Lodging, Inc. and Leon Moore for the development and operation of Shoney's Inns to be located in the St. Louis, Missouri/Illinois Metropolitan Area, within a 25-mile radius of downtown St. Louis, Missouri, as amended by letters dated April 9, 1982 and April 15, 1982, and assigned by instrument dated August 31, 1987, from Leon Moore to Gulf Coast Development, Inc.

                                    EXHIBIT B
                                       TO
                              AMENDED AND RESTATED
                                LICENSE AGREEMENT
                                  (Page 3 of 3)

9. Letter, dated August 17, 1984, from Shoney's Lodging, Inc. to Bernie Barnard assigning primary area rights in: (a) South Carolina, except Charleston and Hilton Head; (b) Georgia, except Atlanta; and (c) that part of Florida North of I-4 and East of Tallahassee.

10. Letter, dated November 12, 1984, from Shoney's Lodging, Inc. to Bill Darter assigning primary area rights for: (a) Williamsburg, Virginia;
         (b) Norfolk, Virginia; (c) Newport News, Virginia; (d) Hampton, Virginia; (e) Chesapeake, Virginia; (f) Portsmouth, Virginia; (g) Fayetteville, North Carolina; (h) Orlando, Florida; (i) Vero-Ft. Pierce, Florida; (j) West Palm, Florida; (k) Boca Raton, Florida; and
         (l) Ft. Lauderdale, Florida.

11. Letter, dated May 31, 1988, from Shoney's Lodging, Inc. to Sam Ingram granting right of first refusal to develop Shoney's Inns in the State of Colorado.

12. Letter, dated September 12, 1989, from Shoney's Lodging, Inc. to McKibbon Brothers, Inc. granting exclusive right to McKibbon Brothers, Inc. to develop Shoney's Inns within a five mile radius of the Shoney's Inn then under construction at Perimeter Road in Perry, Georgia.

                          LIENS AND SECURITY INTERESTS
                                  (Section 2.1)

         The Licensed Marks are subject to a security interest in favor of BANK OF AMERICA, N.A. (the "Administrative Agent"), acting in its capacity as administrative agent for the various financial institutions (the "Lender Parties") now or hereafter parties to the Amended and Restated Credit Agreement, dated as of September 6, 2000, as heretofore modified and/or amended (the "Credit Agreement"), among Licensor, the Administrative Agent, the Lender Parties and Bank of America Securities, Inc., securing Licensor's obligations under the Credit Agreement.

                                    EXHIBIT C
                                       TO
                              AMENDED AND RESTATED
                                LICENSE AGREEMENT























The above service marks will be displayed only in the colors black, white or red or any combination thereof. In the event that Shoney's, Inc. makes a permanent change in the style and font in which it displays the SHONEY'S trademark and service mark, Licensee may display the above-referenced marks in such new style and font.